Exhibit 99.1

TEMPCO, INC. ANNOUNCES CANCELLATION OF LETTER OF INTENT OF A BUSINESS COMBINATION

SCOTTSDALE, Arizona – (Marketwire) January 24, 2012 - Tempco, Inc. (Tempco) (OTC.BB TEMO.OB), a shell company, announced today that because the conditions to the previously announced proposed “reverse merger” with Esio Franchise, Inc. (previously announced on December 28, 2010) could not be met, all efforts to achieve the transaction have ceased. Tempco further announced that its efforts to find a suitable merger candidate will continue as the Company seeks to add shareholder value.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created thereby.  Such forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transaction; the ability to complete the proposed transaction considering the various closing conditions; the expected benefits and costs of the proposed transaction; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing and other statements that are not historical facts. Although Tempco believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including satisfaction of the conditions to the completion of the business combination, receipt of any required approvals, risks related to the timing or ultimate completion of the transaction; the possibility that expected benefits may not materialize as expected; and other risk factors relating to Tempco’s business as detailed from time to time in Tempco’s reports filed with the U.S. Securities and Exchange Commission.  Tempco undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to Tempco’s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Contacts:

Anthony Silverman

Tempco, Inc.

Tel: (480) 980-0179